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                                                                     EXHIBIT 5.1

                                 March 9, 2000

Accrue Software, Inc.
48634 Milmont Drive
Fremont, CA 94538-7353

        REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by you, Accrue Software, Inc. with the Securities and Exchange Commission on March 9, 2000, in connection with the registration under the Securities Act of 1933, as amended, for sale by certain selling stockholders of shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including effectiveness of the Registration Statement, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when sold by the selling stockholders in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

        We are admitted to practice law only in the State of California and accordingly, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal securities law of the United States. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,

                                        VENTURE LAW GROUP
                                        A Professional Corporation

                                        /s/ Venture Law Group